SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2017

3PEA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54123	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 102,

Henderson, Nevada 89012

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On October 9, 2017, the Company announced that Joan M. Herman had been hired as Chief Operating Officer. Ms. Herman, age 61, was previously with Sunrise Banks where she served as Senior Vice President, Payments Division from June 2012 to August 2017. Ms. Herman also serves on the Board of Directors of the National Branded Prepaid Card Association (NBPCA) and has done so since July 2015,Ms Herman also serves as the NBPCA’s Treasurer since January 2017. Prior to her employment with Sunrise Banks, Ms. Herman worked at UMB Bank in Kansas City MO, Boatmen’s Bank (now Bank of America), Heartland Bank, and has served as a Director at Heartland Payment Systems from 1997 to 2006. Ms. Herman earned her B.A. and M.A. in business and marketing from Webster University, St. Louis MO.

Upon her employment, the Company granted Ms. Herman 200,000 shares of restricted common stock with a value of $84,400, which are fully vested. At the same time, the Company granted but has not issued Ms. Herman four equal tranches of two hundred thousand restricted common shares each, which vest quarterly in equal amounts over a four year period on the last day of each quarter, commencing December 31, 2017, if Joan M. Herman is still employed at that time.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated October 9, 2017

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3PEA INTERNATIONAL, INC.

Date: October 16, 2017	By: /s/ Mark Newcomer
Mark Newcomer, Chief Executive Officer

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